Exhibit 99.1
PRESS RELEASE

1A Burton Hills Blvd, Suite 240 Nashville, TN 37215 Holley.com
HOLLEY REPORTS THIRD QUARTER 2026 RESULTS
CONTINUED NET SALES GROWTH AND MARGIN EXPANSION DRIVE STRONG CASH GENERATION
$25 MILLION OF DEBT PREPAID IN THE QUARTER

LOWEST LEVERAGE IN FOUR YEARS, YEAR-END TARGET OF 3.5X ACHIEVED A QUARTER EARLY

Disciplined Execution Drives Margin Expansion, Stronger Cash Generation and Continued Deleveraging

Nashville, TN. – November 5, 2026 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its third quarter ended September 27, 2026.
Third Quarter Highlights vs. Prior Year Period
•Net Sales grew 2.3% to $141.6 million compared to $138.4 million last year
•Core business net sales1 grew by 6.7% after excluding portfolio divestitures due to our strategic portfolio rebalancing initiative
•Net Income was $7.8 million, or $0.06 per diluted share, compared to net loss of $(0.8) million, or $(0.01) per diluted share, last year
•Net Cash Provided by Operating Activities was $14.1 million compared to $7.4 million last year
•Adjusted Net Income2 was $7.7 million compared to $3.3 million last year
•Adjusted EBITDA2 was $29.4 million compared to $27.1 million last year
•Adjusted EBITDA margin1 was 20.8% compared to 19.6% last year
•Free Cash Flow2 was $8.8 million compared to $5.5 million last year
1Core business net sales excludes sales of divested businesses and the portfolio rebalancing initiative.
2See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“Our third quarter results reflect the continued strength of our core business, which has now grown in six of the last seven quarters, and the progress we are making against our strategic priorities. Our teams delivered that performance in a moderating macroeconomic environment, which makes their execution even more impressive, and I am proud of what they accomplished," said Matthew Stevenson, President and Chief Executive Officer of Holley.
Stevenson continued, “Several of the priorities we outlined at midyear came through in the third quarter. Our new national retailer program shipped during the quarter, expanding our shelf presence and putting our brands in front of more enthusiasts. The work we have done to simplify our operations, including exiting non-core businesses such as our Restoration brands, has reduced complexity and contributed to the margin expansion we delivered this quarter. Our strategic decision to embed critical areas of marketing within the divisions is also strengthening brand activation and enthusiast engagement across our portfolio.
“We remain mindful of the consumer environment and have set our outlook accordingly. We believe the actions we have taken, together with our focus on disciplined execution, position Holley well to close out 2026 and to make further progress in the periods ahead.”
Jesse Weaver, Chief Financial Officer of Holley, added, “The third quarter demonstrated continued progress across sales growth, profitability, cash generation, and balance sheet strength. We delivered year-over-year Adjusted EBITDA growth of 8.6% and generated $8.8 million of free cash flow, a $3.3 million improvement year-over-year, reflecting our continued focus on operational execution and financial discipline.
"Our strong cash generation enabled us to further deleverage during the quarter. We reduced debt by $25 million, inclusive of the previously announced $15 million repayment, bringing cumulative debt reduction to $125 million since September 2023. As a result, leverage declined to a four-year low of 3.50x, achieving our year-end target of 3.5x a quarter ahead of schedule."
"While encouraged by our year-to-date execution, we believe it is prudent to be conservative regarding our outlook given the current consumer environment. We have tightened our full-year revenue, Adjusted EBITDA and interest expense guidance ranges. We remain focused on executing our strategic priorities to generate sustainable free cash flow, and further strengthen our financial position."
Strategic Business Highlights and Recent Events
•27 brands delivered growth across DTC and B2B channels.
•Generated $8.8 million of free cash flow and remain on track for year-end leverage below 3.5x.
•Long Term Strategic initiatives drove $18.6 million in revenue and delivered $6.1 million in cost savings.
•Continued investment in marketing to enhance consumer engagement and brand visibility.
•Reduced debt by $25 million during the quarter, inclusive of the previously announced $15 million repayment, bringing cumulative debt reduction to $125 million since Sept '23.

Outlook
**For the year ending December 31, 2026, our full-year Net Sales, Adjusted EBITDA and Interest Expense guidance ranges have been narrowed but remain within the previously communicated ranges, while our other guidance remains unchanged:

Metric	Current Full Year 2026 Outlook
Net Sales Core Business Growth Rate %[1]	$610 - $625 million ~2% to ~5%
Adjusted EBITDA*	$127 - $132 million
Capital Expenditures	$15 - $20 million
Depreciation and Amortization Expense	$24 - $26 million
Interest Expense (excluding collar revaluation)	$40 - $44 million
1 Core Business Growth Rate, excludes impact from Portfolio Rebalancing Initiative.
* Holley is not providing reconciliations of forward-looking full year 2026 Adjusted EBITDA outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.
Holley notes that its outlook for the year-ending December 31, 2026 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”
Conference Call
A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13763297.
For those unable to participate, a telephone replay recording will be available until Thursday, November 12, 2026. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13763297. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information
The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.
About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) is home to a portfolio of iconic brands that serve enthusiasts across the high-performance aftermarket. The company designs, engineers, manufactures and markets category-leading products and solutions for automotive enthusiasts through a focused portfolio spanning four consumer vertical groupings: American Performance, Modern Truck & Off-Road, Euro & Import, and Safety & Racing. For more than a century, Holley has built its reputation through innovation, technical expertise and a deep understanding of enthusiast culture. For more information, visit https://www.holley.com.

Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of portfolio rebalancing efforts and organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) Holley’s ability to execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business and successfully exiting non-core, low profit businesses; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new, effective, and safe products and platforms; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to grow and effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner and to expand into additional consumer markets; 8) Holley’s ability to successfully complete and integrate acquisitions or achieve the expected synergies from such acquisitions; 9) Holley’s ability to maintain relationships with customers and suppliers; 10) Holley’s ability to retain our management and key employees; 11) costs related to Holley being a public company; 12) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 13) changes in applicable laws or regulations; 14) the outcome of any legal proceedings that have been or may be instituted against Holley; 15) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 16) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 17) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); 18) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 19) Holley’s ability to anticipate, manage, and mitigate the impact of changing trade policies, including tariffs; 20) disruptions and costs associated with doing business in certain countries; 21) Holley’s ability to adopt and react to risks posed by new technology; 22) inability to predict how products will ultimately be used; 23) Holley's ability to anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and trade restrictions, including tariffs; and 24) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2026, and disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contacts:
Sloan Bohlen / Jenna Kozlowski
Solebury Strategic Communications
203-428-3324
holley@soleburystrat.com
Media Relations Contacts:
Nathan Espinosa / Michael Murray
Kahn Media
818-881-5246
Holley@KahnMedia.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the thirty-nine weeks ended
	September 27,	September 28,	Variance	Variance	September 27,	September 28,	Variance	Variance
	2026	2025	($)	(%)	2026	2025	($)	(%)
Net sales	$141,558	$138,373	$3,185	2.3%	$460,895	$458,078	$2,817	0.6%
Cost of goods sold	79,308	78,534	774	1.0%	267,365	264,593	2,772	1.0%
Gross profit	62,250	59,839	2,411	4.0%	193,530	193,485	45	0.0%
Selling, general, and administrative	32,850	33,466	(616)	-1.8%	108,679	103,119	5,560	5.4%
Research and development costs	3,592	4,715	(1,123)	-23.8%	11,328	13,894	(2,566)	-18.5%
Amortization of intangible assets	3,182	3,456	(274)	-7.9%	10,026	10,338	(312)	-3.0%
Restructuring costs	2,807	1,360	1,447	106.4%	4,522	2,178	2,344	107.6%
Loss on sale of assets	335	—	335	nm	28,559	—	28,559	nm
Other operating (income) expense	(86)	975	(1,061)	nm	(9,427)	1,232	(10,659)	nm
Total operating expense	42,680	43,972	(1,292)	-2.9%	153,687	130,761	22,926	17.5%
Operating income	19,570	15,867	3,703	23.3%	39,843	62,724	(22,881)	-36.5%
Change in fair value of warrant liability	(444)	3,019	(3,463)	nm	(2,024)	2,939	(4,963)	nm
Change in fair value of earn-out liability	(44)	1,126	(1,170)	nm	(1,816)	722	(2,538)	nm
Interest expense, net	9,610	11,259	(1,649)	-14.6%	27,729	40,341	(12,612)	-31.3%
Total non-operating expense	9,122	15,404	(6,282)	-40.8%	23,889	44,002	(20,113)	-45.7%
Income before income taxes	10,448	463	9,985	2,156.6%	15,954	18,722	(2,768)	-14.8%
Income tax expense	2,625	1,269	1,356	nm	3,304	5,848	(2,544)	nm
Net income (loss)	$7,823	$(806)	$8,629	-1,070.6%	$12,650	$12,874	$(224)	-1.7%
Comprehensive income (loss):
Foreign currency translation adjustment	248	382	(134)	-35.1%	(2,577)	1,336	(3,913)	-292.9%
Total comprehensive income (loss)	$8,071	$(424)	$8,495	-2,003.5%	$10,073	$14,210	$(4,137)	-29.1%
Common Share Data:
Basic net income (loss) per share	$0.07	$(0.01)	$0.08	-800.0%	$0.11	$0.11	$—	nm
Diluted net income (loss) per share	$0.06	$(0.01)	$0.07	-700.0%	$0.10	$0.11	$(0.01)	-9.1%
Weighted average common shares outstanding - basic	120,329	119,406	923	0.8%	120,144	119,140	1,004	0.8%
Weighted average common shares outstanding - diluted	120,877	119,406	1,471	1.2%	121,344	119,811	1,533	1.3%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	September 27, 2026	December 31, 2025
Assets
Cash and cash equivalents	$49,889	$37,231
Accounts receivable, less allowance for credit losses of $1,728 and $1,856, respectively	55,943	57,895
Inventory	181,596	205,661
Prepaids and other current assets	17,370	15,374
Total current assets	304,798	316,161
Property, plant, and equipment, net	51,800	45,127
Goodwill	370,958	372,340
Other intangibles assets, net	366,598	396,910
Right-of-use assets	38,887	33,415
Other noncurrent assets	1,924	—
Total assets	$1,134,965	$1,163,953

Liabilities and Stockholders’ Equity
Accounts payable	$45,073	$60,121
Accrued liabilities	43,241	48,316
Accrued interest	3,772	115
Current portion of long-term debt	8,207	6,571
Total current liabilities	100,293	115,123
Long-term debt, net of current portion	492,718	516,078
Warrant liability	—	2,024
Earn-out liability	229	2,045
Deferred taxes	47,730	46,540
Other noncurrent liabilities	35,131	33,218
Total liabilities	676,101	715,028

Common stock	12	12
Additional paid-in capital	386,739	384,873
Treasury stock, at cost, 707,113 and zero shares held as of September 27, 2026 and December 31, 2025, respectively	(2,000)	—
Accumulated other comprehensive income (loss)	(2,457)	120
Retained earnings	76,570	63,920
Total stockholders' equity	458,864	448,925
Total liabilities and stockholders' equity	$1,134,965	$1,163,953

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Operating Activities
Net income (loss)	$7,823	$(806)	$12,650	$12,874
Adjustments to reconcile to net cash	9,367	18,641	52,688	42,490
Changes in operating assets and liabilities	(3,102)	(10,405)	(6,996)	(15,297)
Net cash provided by operating activities	14,088	7,430	58,342	40,067

Investing Activities
Capital expenditures	(5,294)	(2,145)	(14,934)	(9,953)
Acquisition of license agreement	—	(3,570)	(3,570)	(16,660)
Business acquisition, net of cash acquired	—	—	(2,776)	—
Proceeds from the disposal of assets	4	205	9,961	205
Net cash (used in) investing activities	(5,290)	(5,510)	(11,319)	(26,408)

Financing Activities
Net change in debt	(26,643)	(15,017)	(28,286)	(18,625)
Payments from stock-based award activities	(575)	—	(3,061)	(850)
Principal payments on finance lease	(285)	—	(285)	—
Treasury stock purchase, at cost	—	—	(2,000)	—
Net cash used in financing activities	(27,503)	(15,017)	(33,632)	(19,475)

Effect of foreign currency rate fluctuations on cash	(426)	(22)	(733)	452

Net change in cash and cash equivalents	(19,131)	(13,119)	12,658	(5,364)

Cash and Cash Equivalents
Beginning of period	$69,020	$63,842	$37,231	$56,087
End of period	$49,889	$50,723	$49,889	$50,723

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Credit Agreement Total Leverage Ratio (the "Leverage Ratio"), Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, the Leverage Ratio, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.
We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. In addition, beginning with the quarter ended June 28, 2026, we have excluded from Adjusted EBITDA as a notable item any tariff refund income received in the quarter, as the refunds are non-recurring in nature for tariff costs incurred in the past and are not reflective of our ongoing performance. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net Income (Loss)	$7,823	$(806)	$12,650	$12,874
Adjustments:
Interest expense, net	9,610	11,259	27,729	40,341
Income tax expense	2,625	1,269	3,304	5,848
Depreciation	2,576	2,669	7,750	7,183
Amortization	3,182	3,456	10,026	10,338
EBITDA	25,816	17,847	61,459	76,584
Restructuring costs	2,807	1,360	4,522	2,178
Change in fair value of warrant liability	(444)	3,019	(2,024)	2,939
Change in fair value of earn-out liability	(44)	1,126	(1,816)	722
Loss on sale of assets	335	—	28,559	—
Equity-based compensation expense	1,631	2,322	4,927	5,225
Notable items	(589)	457	4,300	1,941
Other operating (income) expense	(86)	975	(9,427)	1,232
Adjusted EBITDA	$29,426	$27,106	$90,500	$90,821
Net Sales	$141,558	$138,373	$460,895	$458,078
Net income (loss) margin	5.5%	(0.6%)	2.7%	2.8%
Adjusted EBITDA Margin	20.8%	19.6%	19.6%	19.8%

We define the Leverage Ratio as Net Debt divided by our Credit Agreement EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	TTM September 27, 2026	December 31, 2025
Net Income	$18,951	$19,175
Adjustments:
Interest expense, net	39,221	51,833
Income tax expense	6,914	9,458
Depreciation	10,271	9,704
Amortization	13,466	13,778
EBITDA	88,823	103,948
Change in fair value of warrant liability	(3,751)	1,211
Change in fair value of earn-out liability	(1,641)	897
Equity-based compensation expense	7,865	8,163
Loss on sale of assets	28,594	—
Gain on early extinguishment of debt	(93)	(93)
Restructuring costs	5,247	2,903
Notable items	7,238	4,882
Other (income) expense	(8,585)	2,110
Adjusted EBITDA	123,697	124,021
Additional permitted charges	6,664	7,265
Adjusted EBITDA per Credit Agreement	$130,361	$131,286
Total debt	$506,207	$529,557
Less: permitted cash and cash equivalents	49,889	37,231
Net indebtedness per Credit Agreement	$456,318	$492,326
Credit Agreement Total Leverage Ratio	3.50 x	3.75 x

We define Adjusted Net Income as earnings excluding the effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, loss on sale of assets, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net Income (Loss)	$7,823	$(806)	$12,650	$12,874
Special items:
Adjust for: change in fair value of warrant liability	(444)	3,019	(2,024)	2,939
Adjust for: change in fair value of earn-out liability	(44)	1,126	(1,816)	722
Adjust for: loss on sale of assets	335	—	28,559	—
Adjusted Net Income	$7,670	$3,339	$37,369	$16,535

	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net (Loss) Income per Diluted Share	$0.06	$(0.01)	$0.10	$0.11
Special items:
Adjust for: change in fair value of warrant liability	—	0.03	(0.02)	0.02
Adjust for: change in fair value of earn-out liability	—	0.01	(0.01)	0.01
Adjust for: loss on sale of assets	—	—	0.24	—
Adjusted Diluted EPS	$0.06	$0.03	$0.31	$0.14

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of fixed asset dispositions not related to brand divestitures. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net Cash Provided by Operating Activities	$14,088	$7,430	$58,342	$40,067
Capital expenditures, net of dispositions	(5,294)	(2,145)	(14,934)	(9,953)
Proceeds from the disposal of fixed assets	4	205	4	205
Free Cash Flow	$8,798	$5,490	$43,412	$30,319